Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-258669 and 333-271223) of Crimson Wine Group, Ltd. of our report dated March 17, 2026 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

Sincerely,

/s/ BPM LLP

Santa Rosa, California
March 17, 2026